Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Sovos Brands, Inc. (the “Company”) for the fiscal period ended December 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company covered by the Report.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: February 28, 2024	By:	/s/ Todd R. Lachman
	Name:	Todd R. Lachman
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 28, 2024	By:	/s/ Christopher W. Hall
	Name:	Christopher W. Hall
	Title:	Chief Financial Officer
(Principal Financial Officer)